Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 49 to the Registration Statement on Form N-1A of our report dated February 18, 2014 for Variable Insurance Products Fund V: VIP Money Market Portfolio; of our report dated February 19, 2014 for Variable Insurance Products Fund V: VIP Target Volatility Portfolio; of our reports dated February 20, 2014 for VIP FundsManager 20% Portfolio, VIP FundsManager 50% Portfolio, VIP FundsManager 60% Portfolio, VIP FundsManager 70% Portfolio, VIP FundsManager 85% Portfolio, VIP Investor Freedom 2005 Portfolio, VIP Investor Freedom 2010 Portfolio, VIP Investor Freedom 2015 Portfolio, VIP Investor Freedom 2020 Portfolio, VIP Investor Freedom 2025 Portfolio, VIP Investor Freedom 2030 Portfolio, VIP Investor Freedom Income Portfolio, and VIP Strategic Income Portfolio on the financial statements and financial highlights included in the December 31, 2013 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Boston, Massachusetts April 17, 2014